UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 25, 2023

HOVNANIAN ENTERPRISES, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-8551 (Commission File Number)	22-1851059 (IRS Employer Identification No.)

90 Matawan Road, Fifth Floor
Matawan, New Jersey 07747
(Address of Principal Executive Offices) (Zip Code)

(732) 747-7800
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since
Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act.

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock $0.01 par value per share	HOV	New York Stock Exchange
Preferred Stock Purchase Rights (1)	N/A	New York Stock Exchange
Depositary Shares each representing 1/1,000th of a share of 7.625% Series A Preferred Stock	HOVNP	The Nasdaq Stock Market LLC

(1) Each share of Class A Common Stock includes an associated Preferred Stock Purchase Right. Each Preferred Stock Purchase Right initially represents the right, if such Preferred Stock Purchase Right becomes exercisable, to purchase from the Company one ten-thousandth of a share of its Series B Junior Preferred Stock for each share of Common Stock. The Preferred Stock Purchase Rights currently cannot trade separately from the underlying Common Stock.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Third Amendment to Credit Agreement

On September 25, 2023, Hovnanian Enterprises, Inc. (the “Company”), K. Hovnanian Enterprises, Inc. (“K. Hovnanian”), a wholly-owned subsidiary of the Company, and the Subsidiary Guarantors (as defined below) entered into the Third Amendment (the “Third Amendment”) to the Credit Agreement, dated as of October 31, 2019 (as amended by the First Amendment to the Credit Agreement, dated as of November 27, 2019, and by the Second Amendment to the Credit Agreement, dated as of August 19, 2022), by and among K. Hovnanian, the Company, the other guarantors party thereto, Wilmington Trust, National Association, as administrative agent, and the lenders party thereto, which provides for up to $125.0 million in aggregate amount of senior secured first lien revolving loans (the “Revolving Credit Facility”).

Upon effectiveness, the Third Amendment will (i) extend the final scheduled maturity of the Revolving Credit Facility from June 30, 2024 to June 30, 2026, (ii) increase the interest rate floor applicable to term SOFR loans from 1.00% to 3.00% and (iii) provide for certain other amendments. Borrowings under the Revolving Credit Facility will bear interest, at K. Hovnanian’s option, at either (a) a term SOFR rate (subject to a floor of 3.00%) plus an applicable margin of 4.50% or (b) an alternate base rate (subject to a floor of 4.00%) plus an applicable margin of 3.50%. In addition, K. Hovnanian will pay an unused commitment fee on the undrawn revolving commitments at a rate of 1.00% per annum. The foregoing amendments will take effect on or about October 5, 2023, subject to the satisfaction of customary closing conditions.

The foregoing summary of the Third Amendment does not purport to be complete and is qualified in its entirety by reference to the text of the Third Amendment filed as Exhibit 10.1 to this Form 8-K and incorporated by reference herein.

New Secured Notes

On September 25, 2023, the Company, K. Hovnanian and the Subsidiary Guarantors entered into a note purchase agreement with Angelo, Gordon & Co., L.P., on behalf of its investment funds, separate accounts and/or other entities owned (in whole or in part), controlled, managed and/or advised by it (collectively, “Angelo Gordon”) that become purchasers thereunder in accordance with the terms thereof, and Apollo Capital Management, L.P., on behalf of its investment funds, separate accounts and/or other entities owned (in whole or in part), controlled, managed and/or advised by it (collectively, “Apollo” and, together with Angelo Gordon, the “Specified Persons”) that become purchasers thereunder in accordance with the terms thereof, pursuant to which K. Hovnanian will issue and sell to the Specified Persons, in a private placement, $225,000,000 aggregate principal amount of 8.0% Senior Secured 1.125 Lien Notes due 2028 (the “New 2028 Notes”) and $430,000,000 aggregate principal amount of 11.75% Senior Secured 1.25 Lien Notes due 2029 (the “New 2029 Notes” and, together with the New 2028 Notes, the “New Secured Notes”). The issuance and sale is expected to be consummated on or about October 5, 2023, subject to the satisfaction of customary closing conditions. The net proceeds from the issuance of the New Secured Notes will be used to fund the Redemption (as described in Item 8.01 below).

Each series of New Secured Notes will be guaranteed by the Company and substantially all of its subsidiaries, except for K. Hovnanian, its home mortgage subsidiaries, certain of its title insurance subsidiaries, joint ventures and subsidiaries holding interests in joint ventures (collectively, the “Subsidiary Guarantors” and, together with the Company, the “Guarantors”). Each series of New Secured Notes and the guarantees thereof will be secured by substantially all of the assets owned by K. Hovnanian and the Guarantors, subject to permitted liens and certain exceptions. In respect of K. Hovnanian’s other secured obligations (after giving effect to the Redemption), the liens on the assets securing the New Secured Notes will be junior in priority with respect to the liens on the assets securing the Revolving Credit Facility, will be on a parity with any future secured obligations that are equal in priority with respect to the liens on the assets securing the applicable series of New Secured Notes and will be senior to the liens on the assets securing the Senior Secured 1.75 Lien Term Loans and any other future secured obligations that are junior in priority with respect to the liens on the assets securing the applicable series of New Secured Notes. Between the New Secured Notes, the liens on the assets securing the New 2028 Notes will be senior to the liens on the assets securing the New 2029 Notes.

The New 2028 Notes will bear interest at 8.0% per annum and mature on September 30, 2028. The New 2029 Notes will bear interest at 11.75% per annum and mature on September 30, 2029.  Interest on each series of New Secured Notes will be payable semi-annually on March 30 and September 30 of each year, beginning on March 30, 2024, to holders of record of the applicable series of New Secured Notes at the close of business on March 15 or September 15, as the case may be, immediately preceding each such interest payment date. The New 2028 Notes are redeemable in whole or in part at K. Hovnanian’s  option at any time prior to September 30, 2025 at 100.0% of their principal amount plus an applicable “Make-Whole Amount.” K. Hovnanian may also redeem some or all of the New 2028 Notes at 104.0% of their principal amount commencing on September 30, 2025, at 102.0% of their principal amount commencing on September 30, 2026 and at 100.0% of their principal amount commencing September 30, 2028. In addition, K. Hovnanian may also redeem up to 35.0% of the aggregate principal amount of New 2028 Notes prior to September 30, 2025 with the net cash proceeds from certain equity offerings at 108.0% of their principal amount. The New 2029 Notes are redeemable in whole or in part at K. Hovnanian’s  option at any time prior to March 30, 2026 at 100.0% of their principal amount plus an applicable “Make-Whole Amount.” K. Hovnanian may also redeem some or all of the New 2029 Notes at 105.875% of their principal amount commencing on March 30, 2026, at 102.9375% of their principal amount commencing on September 30, 2027 and at 100.0% of their principal amount commencing on September 30, 2028. In addition, K. Hovnanian may also redeem up to 35.0% of the aggregate principal amount of New 2029 Notes prior to March 30, 2026 with the net cash proceeds from certain equity offerings at 111.75% of their principal amount.

The indentures that will govern the New Secured Notes will contain restrictive covenants that limit, among other things, and in each case, subject to certain exceptions, the ability of the Company and certain of its subsidiaries, including K. Hovnanian, to incur additional indebtedness, pay dividends and make distributions on common and preferred stock, repay certain indebtedness before one year prior to its respective stated maturity, repurchase common and preferred stock, make other restricted payments (including investments), sell certain assets (including in certain land banking transactions), incur liens, consolidate, merge, sell or otherwise dispose of all or substantially all of their assets and enter into certain transactions with affiliates. Under the terms of the indentures, K. Hovnanian will have the ability to issue additional notes under the indenture that will govern the New 2029 Notes (the “Additional 2029 Notes”) in exchange for Specified Junior Debt (as defined below) or to purchase certain Specified Junior Debt. K. Hovnanian has agreed that the Specified Persons may, at their option from time to time, exchange junior lien and/or unsecured indebtedness of K. Hovnanian (the “Specified Junior Debt”) into a principal amount of Additional 2029 Notes not to exceed $150.0 million in the aggregate. In any such exchange, K. Hovnanian will be required to issue a principal amount of Additional 2029 Notes equal to (i) the price at which the Specified Persons acquired such Specified Junior Debt (the “Specified Person Purchase Price”) plus (ii) 20% of the difference between the principal amount of such Specified Junior Debt and the Specified Person Purchase Price (such sum, the “Company Acquisition Price”), provided that, the Company Acquisition Price shall be reduced, if applicable, such that the per annum interest expense on the applicable issuance of Additional 2029 Notes does not exceed the per annum interest expense on the applicable Specified Junior Debt being exchanged. In addition, K. Hovnanian will have the option to purchase such Specified Junior Debt in cash at the Company Acquisition Price in lieu of consummating any such exchange. Each indenture will also contain customary events of default which would permit the holders of the New Secured Notes of the applicable series to declare such series of New Secured Notes to be immediately due and payable if not cured within applicable grace periods, including the failure to make timely payments on the New Secured Notes of such series or other material indebtedness, the failure to satisfy covenants, the failure of the documents granting security for the New Secured Notes of such series to be in full force and effect, the failure of the liens on any material portion of the collateral securing the New Secured Notes of such series to be valid and perfected and specified events of bankruptcy and insolvency (which specified events would result in immediate acceleration of the New Secured Notes of the applicable series without any further action by the holders).

Copies of the form of the indenture that will govern the New 2028 Notes, including the form of New 2028 Notes, and the form of the indenture that will govern the New 2029 Notes, including the form of New 2029 Notes, are attached as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K, and are incorporated herein by reference.

In connection with the issuance of the New Secured Notes, K. Hovnanian and the Guarantors will also enter into various collateral documents, including security agreements, pledge agreements and joinders to the First Lien Intercreditor Agreement, dated as of October 31, 2019, which governs the relative rights among the parties holding K. Hovnanian’s senior secured first priority secured debt (the “First Lien Debt”), and the First Lien Collateral Agency Agreement, dated as of October 31, 2019, pursuant to which Wilmington Trust, National Association was appointed as the joint first lien collateral agent for perfection purposes with respect to the liens securing the First Lien Debt.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 7.01 Regulation FD Disclosure.

On September 25, 2023, the Company issued a press release announcing the refinancing transactions described herein. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 8.01 Other Events.

On September 25, 2023, K. Hovnanian issued notices of conditional full redemption notifying holders of the applicable series of notes that it has elected to redeem on October 5, 2023 all of its outstanding 7.75% Senior Secured 1.125 Lien Notes due 2026, 10.5% Senior Secured 1.25 Lien Notes due 2026 and 11.25% Senior Secured 1.5 Lien Notes due 2026, and that it has elected to redeem on November 15, 2023 all of its outstanding 10.000% Senior Secured 1.75 Lien Notes due 2025 (collectively, the “Redemption”). The Redemption is conditioned upon consummation of the sale and issuance of the New Secured Notes described herein (the “Financing Condition”). In accordance with the applicable redemption notices and indentures, if the Financing Condition has not been satisfied by the applicable initial redemption dates, K. Hovnanian, in its sole discretion, may delay the applicable Redemption until such time as the Financing Condition is satisfied or rescind the applicable Redemption at any time prior to the applicable initial redemption dates.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

4.1
Form of Indenture relating to the 8.0% Senior Secured 1.125 Lien Notes due 2028, among K. Hovnanian Enterprises, Inc., Hovnanian Enterprises, Inc., the subsidiary guarantors named therein and Wilmington Trust, National Association, as Trustee and Collateral Agent, including the form of the 8.0% Senior Secured 1.125 Lien Notes due 2028.

4.2
Form of Indenture relating to the 11.75% Senior Secured 1.25 Lien Notes due 2029, among K. Hovnanian Enterprises, Inc., Hovnanian Enterprises, Inc., the subsidiary guarantors named therein and Wilmington Trust, National Association, as Trustee and Collateral Agent, including the form of the 11.75% Senior Secured 1.25 Lien Notes due 2029.

10.1
Third Amendment, dated as of September 25, 2023, to the Credit Agreement, dated as of October 31, 2019, among K. Hovnanian Enterprises, Inc., Hovnanian Enterprises, Inc., the subsidiary guarantors named therein, Wilmington Trust, National Association, as Administrative Agent, and the lenders party thereto.

99.1	Press Release, dated September 25, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOVNANIAN ENTERPRISES, INC. (Registrant)

By:	/s/ Brad G. O’Connor
Name: Brad G. O’Connor
Title: Senior Vice President, Treasurer and Chief Accounting Officer

Date: September 25, 2023